UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of report (Date of earliest event reported): November 21, 2013
 AMERICAN RESIDENTIAL PROPERTIES, INC.
(Exact name of Registrant as specified in its charter)
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Maryland	001-35899	45-4941882
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

7047 East Greenway Parkway, Suite 350
Scottsdale, AZ 85254
(Address of principal executive offices) (Zip code)

(480) 474-4800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Indenture
On November 27, 2013, American Residential OP, L.P. (the “Operating Partnership”), the operating partnership of American Residential Properties, Inc. (the “Company”), issued and sold $115 million aggregate principal amount of the Operating Partnership’s 3.25% Exchangeable Senior Notes due 2018 (the “Notes”), including $15,000,000 aggregate principal amount of Notes issued pursuant to the option granted to the initial purchasers to purchase additional Notes to cover over-allotments (the “Over-Allotment Option”), which was exercised in full on November 22, 2013. The terms of the Notes are governed by an indenture, dated as of November 27, 2013 (the “Indenture”), by and among the Operating Partnership, as issuer, the Company, as guarantor, and U.S. Bank National Association, as trustee. The Notes are fully and unconditionally guaranteed by the Company.
The Notes, including the guarantee, and the shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), issuable in certain circumstances upon exchange of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Operating Partnership offered and sold the Notes to the initial purchasers of the Notes (the “Initial Purchasers”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.
This summary of the Indenture is qualified in its entirety by reference to the copy of the Indenture, including the form of the Notes and the guarantee, filed as Exhibit 4.1 to this Current Report Form 8-K, which is hereby incorporated by reference into this Item 1.01. See Item 2.03 below for additional information.
Registration Rights Agreement
On November 27, 2013, in connection with the issuance and sale of the Notes, the Operating Partnership and the Company also entered into a registration rights agreement with the Initial Purchasers (the “Registration Rights Agreement”).
Pursuant to the Registration Rights Agreement, the Company has agreed that it will:

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file a shelf registration statement (which shall be an automatic shelf registration statement if the Company is then a Well-Known Seasoned Issuer) covering resales of the Common Stock, if any, issuable upon exchange of the Notes, and use commercially reasonable efforts to have the registration statement declared effective on or prior to the 245th day after the original date of issuance of the Notes; and

•	use its commercially reasonable efforts to keep the registration statement effective to and including the earlier of:

◦	the 20th trading day immediately following the maturity date of November 15, 2018 (subject to extension in certain circumstances); and

◦	the date on which there are no longer outstanding any Notes or “restricted” shares (within the meaning of Rule 144 under the Securities Act) of Common Stock issued upon exchange of the Notes.

If the Company does not meet these deadlines then, subject to certain exceptions, additional interest will accrue on the Notes to be paid semi-annually in arrears at a rate per year equal to 0.25% of the principal amount of Notes to and including the 90th day following such registration default and 0.50% of the principal amount thereafter, for the period during which the registration default is not cured. However, if there exists a registration default with respect to shares of Common Stock on the maturity date for the Notes, in addition to any additional interest otherwise payable, the Operating Partnership will make a cash payment to each holder of Notes of an amount equal to 3% of the principal amount of the Notes outstanding and held by such holder as of the close of business on the third scheduled trading day immediately prior to the maturity date of the Notes. Notes which have been exchanged on or after August 15, 2018 and prior to the close of business on such third scheduled trading day will be considered to be outstanding for purposes of the cash payment.

This summary of the Registration Rights Agreement is qualified in its entirety by reference to the copy of the Registration Rights Agreement filed as Exhibit 10.1 to this Current Report Form 8-K, which is hereby incorporated by reference into this Item 1.01.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On November 27, 2013, the Operating Partnership issued $115,000,000 aggregate principal amount of Notes. The Notes are senior unsecured obligations of the Operating Partnership and rank equally in right of payment with all other existing and future senior unsecured indebtedness of the Operating Partnership. Interest is payable in arrears on May 15 and November 15 of each year, beginning May 15, 2014, until the maturity date of November 15, 2018. The Operating Partnership’s obligations under the Notes are fully and unconditionally guaranteed by the Company.
The Notes bear interest at a rate of 3.25% per annum and contain an exchange settlement feature, which provides that the Notes may, under certain circumstances, be exchangeable for cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the option of the Operating Partnership, based on an initial exchange rate of 46.9423 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment of the exchange rate under certain circumstances. At the initial exchange rate, the Notes are exchangeable for Common Stock at an exchange price of approximately $21.30 per share of Common Stock, representing an approximately 22.5% premium over the last reported sale price of the Common Stock on November 21, 2013, which was $17.39 per share.
Prior to the close of business on the business day immediately preceding August 15, 2018, the Notes will be exchangeable at the option of the holders only under the following circumstances: (1) during any calendar quarter beginning after December 31, 2013 (and only during such quarter) if the closing sale price per share of the Common Stock is more than 130% of the then-current exchange price for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter; (2) during the five consecutive business-day period following any five consecutive trading-day period in which the trading price per $1,000 principal amount of Notes was less than 98% of the product of the closing sale price per share of the Common Stock multiplied by the then-current exchange rate; or (3) upon the occurrence of specified corporate transactions described in the Indenture. On or after August 15, 2018, the Notes will be exchangeable at any time prior to the close of business on the second business day immediately preceding the maturity date. Subject to its election to satisfy its exchange obligations entirely in shares of Common Stock, upon exchange, the Operating Partnership will pay or deliver, as the case may be, to exchanging holders in respect of each $1,000 principal amount of notes being exchanged a settlement amount either solely in cash, solely in shares or in a combination of cash and shares of Common Stock.
The number of shares of Common Stock holders of Notes will receive upon exchange may be subject to an “exchange share cap” unless and until the Company obtains stockholder approval to issue more than 19.99% of the Common Stock outstanding at the time the Notes were issued (the “aggregate share cap”) upon exchange of the Notes in accordance with the listing standards of the New York Stock Exchange (the “NYSE”). The exchange share cap is equivalent to the pro rata portion of the aggregate share cap represented by the notes to be exchanged. Holders of the Notes will not have the right to receive more than 55.9206 shares of Common Stock per $1,000 principal amount of Notes, as adjusted for share splits and combinations, upon an exchange of the Notes. If the delivery of shares of Common Stock upon exchange of the Notes is subject to the exchange share cap, unless and until such stockholder approval is obtained, the Operating Partnership will be deemed to have elected “combination settlement” with a specified dollar amount per $1,000 principal amount of Notes of at least $1,000 for all Notes submitted for exchange, which means the Operating Partnership will be obligated to settle its exchange obligation by paying up to the specified dollar amount with respect to such Notes in cash and delivering shares of Common Stock for any exchange value in excess of such specified dollar amount (subject to the exchange share cap). The Company will not have any obligation to seek stockholder approval to issue shares of Common Stock in excess of these limitations. However, if any delivery of shares of Common Stock owed to a holder upon exchange of notes is not made, in whole or in part, as a result of the limitations described above, the Operating Partnership’s obligation to make such delivery will persist, and the Operating Partnership will deliver such shares to such holder as promptly as practicable following the earlier of the date on which the issuance of shares of Common Stock in excess of the limitations described above is approved by the Company’s stockholders or the aggregate share cap is no longer required under the listing standards of the NYSE.
The Operating Partnership may not redeem the Notes prior to their maturity date.
The holders of the Notes have the right to require the Operating Partnership to repurchase the Notes in cash in whole or in part in the event of a designated event for a repurchase price equal to 100% of the principal amount of the Notes plus unpaid interest, if any, accrued to, but excluding, the repurchase date. The holders of the Notes who exchange their Notes in connection with a designated event of the type described in the first two bullets of the definition of designated event, as described below, may be entitled to a make-whole premium in the form of an increase in the exchange rate.
A “designated event” will be deemed to have occurred at the time that any of the following occurs:

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any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not applicable), other than the Company, the Operating Partnership or any other majority-owned subsidiary of the Company, files a Schedule 13D or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of the Company’s common equity;

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the consummation of (x) any consolidation, merger or binding share exchange or reclassification or similar transaction between the Company and another person (other than its subsidiaries), in each case pursuant to which the Common Stock shall be converted into cash, securities or other property, other than a transaction (i) that results in the holders of all classes of the Company’s common equity immediately prior to such transaction owning, directly or indirectly, as a result of such transaction, more than 50% of the surviving corporation or transferee or the parent thereof immediately after such event or (ii) effected solely to change the Company’s jurisdiction of formation or to form a holding company for the

Company and that results in a share exchange or reclassification or similar exchange of the outstanding Common Stock solely into common stock of the surviving entity or (y) any sale or other disposition in one transaction or a series of transactions of all or substantially all of the Company’s assets and its subsidiaries, on a consolidated basis, to another person (other than any of the Company’s subsidiaries);

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the directors who either are members of the Company’s board of directors (the “Board”) on November 21, 2013 or who become a member of the Board subsequent to that date and whose election, appointment or nomination for election by the Company’s stockholders is duly approved by a majority of the continuing directors on the Board at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board in which such individual is named as nominee for director cease to constitute at least a majority of the Board;

•	the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company (other than as described in the second bullet in this list);

•	the Common Stock (or other common stock underlying the Notes) ceases to be listed on the NYSE, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors); or

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the Company (or any successor thereto permitted pursuant to the terms of the Indenture) ceases to be, either directly or indirectly through one or more of its subsidiaries, the general partner of the Operating Partnership or ceases to control the Operating Partnership.

Certain events are considered “Events of Default,” which may result in the accelerated maturity of the Notes, including:

•	default in the payment of any interest on the Notes when such interest becomes due and payable, that continues for a period of 30 days;

•	default in the payment of the principal of the Notes, or any repurchase price due with respect to the Notes, when due and payable;

•	failure by the Operating Partnership or the Company to satisfy their obligations upon an exchange of Notes in accordance with the Indenture;

•	failure to by the Operating Partnership to provide timely notice in connection with a designated event;

•	failure to comply with obligations relating to a merger, consolidation or sale;

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failure to provide notice of the specified corporate transactions pursuant to which the Notes will be exchangeable prior to the close of business on the business day immediately preceding August 15, 2018;

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default in the performance, or breach, of any of the Operating Partnership’s or the Company’s other covenants or warranties in the Indenture with respect to the Notes and continuance of such default or breach for a period of 60 days after written notice;

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default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company, the Operating Partnership or by any subsidiary the repayment of which the Company or the Operating Partnership have guaranteed or for which the Company or Operating Partnership are directly responsible or liable as obligor or guarantor, having an aggregate principal amount outstanding of at least $10,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within the period specified in such instrument;

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a final judgment for the payment of $10,000,000 or more (excluding any amounts covered by insurance) rendered against the Operating Partnership, the Company or any of their respective subsidiaries, which judgment is not discharged or stayed within 60 days after (1) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (2) the date on which all rights to appeal have been extinguished; or

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certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee for the Company, the Operating Partnership or any of their respective significant subsidiaries (within the meaning of Regulation S-X promulgated under the Securities Act) or the Company or the Operating Partnership.

Item 3.02 Unregistered Sales of Equity Securities.
The information set forth under Item 2.03 of this Current Report on Form 8-K with respect to the Notes, the Company’s guarantee of the Notes and the exchange of the Notes for Common Stock is incorporated herein by reference.
Item 8.01 Other Events.
On November 21, 2013, the Company and the Operating Partnership, entered into a purchase agreement (the “Purchase Agreement”) with the Initial Purchasers, under which the Operating Partnership agreed to sell, and the Initial Purchasers severally agreed to purchase, $115 million aggregate principal amount of its Notes, including the Notes purchased pursuant to the exercise in full of the Over-Allotment Option, which was exercised in full on November 22, 2013, in a private offering exempt from registration in reliance on Section 4(a)(2) of the Securities Act. The Purchase Agreement contemplates the resale by the Initial Purchasers of the Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act (the “Offering”). The closing of the Offering, including the Over-Allotment Option, occurred on November 27, 2013. The Operating Partnership received net proceeds from the Offering of approximately $111.1 million after deducting the initial purchasers’ discounts and commissions and other related expenses. Net proceeds from the Offering will be used to reduce amounts outstanding under the Company’s senior secured revolving credit facility.
This summary of the Purchase Agreement is qualified in its entirety by reference to the copy of the Purchase Agreement filed as Exhibit 1.1 to this Current Report Form 8-K, which is hereby incorporated by reference into this Item 8.01.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
1.1
Purchase Agreement, dated November 21, 2013, among American Residential OP, L.P. and American Residential Properties, Inc., on the one hand, and Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on the other hand, for themselves and the initial purchasers named therein.

4.1	Indenture, dated November 27, 2013, among American Residential OP, L.P., as issuer, American Residential Properties, Inc., as guarantor, and U.S. Bank National Association, as trustee.

4.2	Form of Global Note representing the Operating Partnership’s 3.25% Exchangeable Senior Notes due 2018 (included in Exhibit 4.1).

10.1
Registration Rights Agreement, dated November 27, 2013, among American Residential OP, L.P. and American Residential Properties, Inc., on the one hand, and Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on the other hand, for themselves and the initial purchasers named in the Purchase Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RESIDENTIAL PROPERTIES, INC.

November 27, 2013	By:	/s/ Shant Koumriqian
Name: Shant Koumriqian
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
1.1
Purchase Agreement, dated November 21, 2013, among American Residential OP, L.P. and American Residential Properties, Inc., on the one hand, and Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on the other hand, for themselves and the initial purchasers named therein.

4.1	Indenture, dated November 27, 2013, among American Residential OP, L.P., as issuer, American Residential Properties, Inc., as guarantor, and U.S. Bank National Association, as trustee.

4.2	Form of Global Note representing the Operating Partnership’s 3.25% Exchangeable Senior Notes due 2018 (included in Exhibit 4.1).

10.1
Registration Rights Agreement, dated November 27, 2013, among American Residential OP, L.P. and American Residential Properties, Inc., on the one hand, and Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on the other hand, for themselves and the initial purchasers named in the Purchase Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K.